As filed with the Securities and Exchange Commission on June 4, 2014

File No. 333-182638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	22-3192085
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

CUBIST PHARMACEUTICALS, INC. 2014 OMNIBUS INCENTIVE PLAN

CUBIST PHARMACEUTICALS, INC. 2012 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

MICHAEL W. BONNEY

Chief Executive Officer

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, Massachusetts 02421

(781) 860-8660

(Name, Address and Telephone Number of Agent For Service)

with copies to:

PAUL M. KINSELLA

Ropes & Gray LLP

800 Boylston Street

Boston, MA 02199

(617) 951-7000 (phone)

(617) 951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This post-effective amendment is being filed because the following shares that were previously reserved for issuance pursuant to the Cubist Pharmaceuticals, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) may now be issued pursuant to the Cubist Pharmaceuticals, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”): (1) any unallocated shares remaining available for grant under the 2012 Plan as of the effective date of the 2014 Plan and (2) any shares subject to outstanding stock awards granted under the 2012 Plan that, from and after the effective date of the 2014 Plan, (a) expire or terminate for any reason prior to exercise or settlement, (b) are forfeited, cancelled or otherwise returned to Cubist Pharmaceuticals, Inc. because of the failure to meet a contingency or condition required for the vesting of such shares or (c) other than with respect to outstanding stock options and stock appreciation rights granted under the 2012 Plan with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, are reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with a stock award.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on the 4th day of June, 2014.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney
Michael W. Bonney
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Michael W. Bonney and Michael J. Tomsicek severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement on Form S-8 to which this Post-Effective Amendment relates, including post-effective amendments to the Registration statement, necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on June 4, 2014.

Signature	Title

/s/ Michael W. Bonney	Chief Executive Officer and Director
Michael W. Bonney	(Principal Executive Officer)

/s/ Michael J. Tomsicek	Senior Vice President and Chief Financial Officer
Michael J. Tomsicek	(Principal Financial Officer)

/s/ Kenneth M. Bate	Director
Kenneth M. Bate

/s/ Mark H. Corrigan	Director
Mark H. Corrigan

/s/ Jane E. Henney	Director
Jane E. Henney

/s/ Nancy J. Hutson	Director
Nancy J. Hutson

/s/ Alison Lawton	Director
Alison Lawton

/s/ Kenneth J. Martin	Director
Kenneth J. Martin

/s/ Leon Moulder, Jr.	Director
Leon Moulder, Jr.

/s/ Robert J. Perez	Director
Robert J. Perez

/s/ Martin H. Soeters	Director
Martin H. Soeters

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page to this registration statement).